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                                                                   Exhibit 10.70

                                BUY-OUT AGREEMENT

     This Buy-Out Agreement (the "Agreement") is dated as of January 5, 2005 between Supreme Plastics Group PLC, a public company organized under the laws of England and Wales ("Supreme"), Pliant Investment, Inc., Utah corporation ("Pliant"), and Pliant Corporation ("Pliant Corporation"), a Utah corporation.

                                    RECITALS

     A. Supreme and Pliant Corporation, the parent company of Pliant, entered into that certain Limited Liability Company Agreement (the "Joint Venture Agreement") of Alliant Company LLC, a Delaware limited liability company ("Alliant") on July 26, 2001.

     B. Pliant has succeeded to the interests of Pliant Corporation in Alliant and the Joint Venture Agreement.

     C. The parties desire that Pliant purchase Supreme's entire interest in Alliant in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, Supreme and Pliant hereby agree as follows:

                                    AGREEMENT

     1. DEFINITIONS. All capitalized terms used in this Agreement and not specifically delined herein shall have the same meaning as may be ascribed thereto in the Joint Venture Agreement.

     2. BUY-OUT. Supreme and Pliant hereby agree that Pliant will purchase Supreme's entire interest in Alliant (the "Purchase") for a purchase price of $400,000 (the "Purchase Price").

     3. CLOSING. The closing (the "Closing") of the Purchase will take place on the date hereof, and will be effectuated by (i) delivery by Pliant to Supreme of the Purchase Price, payable by wire transfer of immediately available funds to a bank account designated by Supreme, and (ii) delivery by Supreme to Pliant of an assignment of Supreme's entire interest in Alliant, in the form attached hereto.

     4. EFFECT OF BUY-OUT. Effective at Closing, the following agreements (the "Terminated Agreements") shall terminate: Slider-Zipper License Agreement, dated November 15, 2001, between Supreme Plastics Holdings Limited and Pliant Corporation; Slider-Zipper FPS License Agreement, dated November 15, 2001, between Supreme Plastics Holdings Limted and Pliant Corporation: Agreement of Mutual Dissolution of Joint Venture, dated as of October 27, 2004, between Supreme, Pliant and Pliant Corporation; Supply Agreement-Reliant 100 Series, dated November 15, 2001, between Supreme Plastics Holdings Limited and Pliant Corporation; Supply Agreement-Reliant 200 Series, dated November 15, 2001, between Supreme Plastics Holdings Limited and Pliant Corporation, and any Ancillary Agreement to which Supreme is a party.

     5. REPRESENTATIONS OF PARTIES. The parties each represent and warrant that they are fully authorized to enter into this Agreement, that they have not assigned any of their interests in

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Alliant or the Joint Venture Agreement, and that their respective agents indicated below are duly authorized to sign this Agreement on their behalf.

     6. MUTUAL RELEASE. As of the Closing, in consideration for the obligations set forth herein, the adequacy and sufficiency of which is acknowledged, Supreme, on the one hand, for itself and its successors, assigns, subsidiaries, divisions and affiliates, and all directors, members, officers, employees, agents, insurers, guarantors, attorneys and other representatives ("Affiliated Parties"), and Pliant, on the other hand, for itself and its Affiliated Parties, absolutely and forever release and discharge each other and the other's respective Affiliated Parties, from all actual and potential claims, complaints, demands, causes of action, damages, costs, expenses, fees, and other liabilities of every sort and description, direct or indirect, fixed or contingent, known or unknown, suspected or unsuspected, and whether or not liquidated, including, without limitation, claims based upon preexisting acts occurring at any time up to the date of Closing, which may result in future damages or injury (collectively, the "Claims"), arising out of, caused by, or otherwise related in any way to the Joint Venture Agreement or any Terminated Agreement and any Claims which could be raised by either party related to the Joint Venture Agreement or any Terminated Agreement.

     It is the intention of the parties that this release be read as broadly as possible such that the parties each shall have no further obligations or liability of any sort or nature, directly or indirectly, to each other relating to or arising from the Joint Venture Agreement or any Terminated Agreement.

     7. INDEMNIFICATION. As of the Closing, Pliant, Pliant Corporation and Alliant to indemnify and hold harmless Supreme and its Affiliated Parties for any claims, complaints, demands, causes of action, damages, costs, expenses and other liabilities asserted or claimed, arising out of, caused by, or otherwise related in any way to the Joint Venture Agreement or any Terminated Agreement.

     8.   MISCELLANEOUS.

          (a) VOLUNTARY AGREEMENT. The parties have read this Agreement and the terms contained in it, and on advice of counsel they have freely and voluntarily entered into this Agreement.

          (b) SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

          (c) COUNTERPARTS. This Agreement may be signed in two or more counterparts.

          (d) ENTIRE AGREEMENT. The parties agree that this Agreement is the entire agreement between them related to the subject matter hereof and that any and all prior agreements are superseded by this Agreement. The parties further agree that this Agreement can only be amended or revised by a written document signed by both parties.

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          (e)     NEUTRAL INTERPRETATION. This Agreement constiutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

          (f) GOVERNING LAW. The Agreement shall be governed by, construed and enforced in accordance with laws of the state of Delaware.

          (g) WINDER OPTION. In the event that the business of Alliant is not sold to ITW and Pliant Corporation or Alliant ceases to operate the business of Alliant, Supreme will have the option to purchase the Meltec Winder owned by Alliant for a purchase price of $25,000.

     IN WITNESS WHEREOF, Supreme, Pliant and Pliant Corporation have executed this Agreement as of the date first above written.

SUPREME:                               PLIANT CORPORATION:

SUPREME PLASTICS CROUP PLC             PLIANT CORPORATION:

                                       By: /s/ J. Bruce Underwood
By: /s/ N.S. Grenal                    -----------------------------------
   ---------------------------
                                       Its: V.P. MFG.
Its: MANAGING DIRECTOR                     -------------------------------
    --------------------------


PLIANT:

PLIANT INVESTMENT, INC.:


By: /s/ J. Bruce Underwood
-----------------------------------

Its: V.P. MFG.
    -------------------------------

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